Exhibit 5.1

November 2, 2023

Worksport Ltd.,

2500 N America Dr

West Seneca, NY 14224

Ladies and Gentlemen:

We are counsel to Worksport Ltd., a Nevada corporation (the “Company”), in connection with the offering (“Offering”) by the Company of an aggregate of (i) 1,925,000 shares (the “Shares”) of common stock, par value $0.0001 per share, of the Company (the “Common Stock”); (ii) 1,575,000 prefunded warrants (the “Prefunded Warrants”) to purchase up to an aggregate of 1,575,000 shares of Common Stock of the Company; and (iii) warrants to purchase up to an aggregate of 7,000,000 shares of Common Stock of the Company (“Warrants” and, together with the Shares and Prefunded Warrants, the “Securities”). All capitalized terms used herein but not otherwise defined have the meanings ascribed to them in the Securities Purchase Agreement dated as of October 31, 2023, by and between the Company and the purchaser listed on the signature page thereto (the “Securities Purchase Agreement”).

The Shares and Prefunded Warrants are being offered pursuant to a prospectus supplement dated as of October 31, 2023 (the “Final Prospectus Supplement”) to the registration statement on Form S-3 (File No. 333-267696) under the Securities Act of 1933, as amended (the “Act”), the registration statement of which was filed with the Securities and Exchange Commission (the “Commission”) on September 30, 2022 (the “Registration Statement”), and declared effective on October 13, 2022. The Warrants are being offered pursuant to the Securities Purchase Agreement. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

In connection with this opinion letter, we have examined the following documents: (i) the Registration Statement; (ii) the Final Prospectus Supplement; (iii) the Placement Agency Agreement dated as of October 31, 2023, by and between the Company and Maxim Group LLC, including all attachments thereto; (iv) the Securities Purchase Agreement; (v) the form of Prefunded Warrant; (vi) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. We have also examined such questions of law as we considered necessary.

 In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

1185 AVENUE OF THE AMERICAS | 31ST FLOOR | NEW YORK, NY | 10036

T (212) 930-9700 | F (212) 930-9725 | WWW.SRFC.LAW

Based on the foregoing and subject to the qualifications, assumptions, and limitations stated herein, we are of the opinion that if and when the Shares and Prefunded Warrants are issued and delivered pursuant to the Securities Purchase Agreement, such Shares will be validly issued, fully paid and non-assessable.

The foregoing opinions are limited to matters involving the Nevada Business Corporations Act and the Laws of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

We consent to the use of this opinion as an Exhibit 5.1 to the Registration Statement and further consent to all references to us, if any, in the Final Prospectus Supplement. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder. This opinion is rendered on, and speaks only as of, the date of this letter first written above, and does not address any potential change in facts or law that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Sichenzia Ross Ference Carmel LLP

1185 AVENUE OF THE AMERICAS | 31ST FLOOR | NEW YORK, NY | 10036

T (212) 930-9700 | F (212) 930-9725 | WWW.SRFC.LAW